EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Cuisine Solutions, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof, pursuant to 18 U.S.C. Section 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that:

(a)

the Quarterly Report on Form 10-Q for the period ended April 4, 2009 filed on the date hereof by the Company with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

    /s/ Stanislas Vilgrain

Chief Executive Officer

May 14, 2009

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      Stanislas Vilgrain

     /s/ Ronald Zilkowski

Chief Financial Officer, Treasurer

May 14, 2009

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and Corporate Secretary

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        Ronald Zilkowski

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Cuisine Solutions, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.